UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 1, 2016

GAIAM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-27517	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 W. South Boulder Road, Louisville, CO 80027-2452

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (303) 222-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to matters that are not historical facts and provide Gaiam, Inc.’s (“Gaiam”) current expectations and forecasts about future events. Forward-looking statements may be identified by the use of words such as “expect,” “believe,” “will,” “would,” “should” or comparable terminology or the negatives of those words, or by discussions of strategy. While Gaiam believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause actual results to differ include, without limitation, transaction costs associated with the transactions described herein, an adjustment in the purchase price or other amendment to the definitive agreements for the transactions described herein, uncertainties associated with management turnover and Gaiam’s transition to a new team of executive officers, and other risks and uncertainties included in reports Gaiam files with or furnishes to the Securities and Exchange Commission. Gaiam cautions you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect Gaiam’s view only as of the date of this report. Gaiam undertakes no obligation to update any forward-looking information.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2016, Gaiam completed the sale of all of Gaiam’s assets and liabilities primarily related to, or used in, the Brand Business (as defined below) (the “Brand Business Sale”). Gaiam completed the Brand Business Sale in accordance with the terms of (i) the Membership Interest Purchase Agreement (the “Brand Purchase Agreement”), dated as of May 10, 2016, by and among Gaiam, Stretch & Bend Holdings, LLC, n/k/a SBG-Gaiam Holdings, LLC (“Brand Purchaser”), and its direct parent, Sequential Brands Group, Inc., and (ii) the Asset Purchase Agreement (the “FFL Purchase Agreement”), dated as of May 10, 2016, by and between Gaiam and Fit For Life LLC (“FFL Purchaser”).

Pursuant to the terms of the Brand Purchase Agreement, at the closing, Gaiam sold all of the equity interests in Gaiam Brand Holdco, LLC (“Brand Holdco,” and, together with its subsidiaries, the “Brand Companies”) to Brand Purchaser. As of the time of the closing of the Brand Business Sale, Brand Holdco held, directly or indirectly through its subsidiaries, all of Gaiam’s assets and liabilities primarily related to, or used in, Gaiam’s fitness, yoga and wellness consumer products business (the “Brand Business”), other than the assets and liabilities subject to the FFL Purchase Agreement.

Pursuant to the terms of the FFL Purchase Agreement, at the closing, the Brand Companies sold to FFL Purchaser, (i) inventory, (ii) accounts receivable, and (iii) other physical assets, including, without limitation, furniture and other operating assets, in each case related to each such Brand Company’s business. In addition, FFL Purchaser assumed (a) certain trade payables of the Brand Companies, (b) all liabilities and obligations arising from or related to the acquired assets in respect of the periods before, on or after the closing date, but only to the extent that such liabilities and obligations thereunder are required to be performed after the closing date, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Gaiam or any of the Brand Companies on or before the closing of the Brand Business Sale, and (c) all liabilities and obligations of Gaiam Americas, Inc. under the lease agreement with Boulder Road LLC. Brand Purchaser expects to license certain rights and transfer certain assets and liabilities acquired under the Brand Purchase Agreement to FFL Purchaser after the closing of the Brand Business Sale.

Under the Brand Purchase Agreement, at the closing, Brand Purchaser paid net cash consideration to Gaiam equal to approximately $129.96 million, which represents the $145,700,000 purchase price, minus the escrowed amount described below, minus the Brand Companies’ estimated indebtedness, plus the Brand Companies’ estimated closing cash and cash equivalents, and minus the Brand Companies’ estimated unpaid transaction expenses. At the closing, Brand Purchaser deposited $5,010,000 of the purchase price into an escrow account with a third party escrow agent. After the closing, the parties will calculate the final net cash consideration, based on the actual closing amounts of the Brand Companies’ indebtedness, cash and cash equivalents and unpaid transaction expenses. If the final net cash consideration is greater than the estimated net cash consideration paid at the closing, Brand Purchaser shall pay a cash amount equal to the excess to Gaiam within three business days of such determination, and Gaiam and Brand Purchaser shall deliver a joint instruction to the escrow agent to distribute all funds remaining in the escrow account to Gaiam. If the final net cash consideration is less than the estimated net cash consideration paid at the closing, Gaiam and Brand Purchaser shall deliver a joint instruction to the escrow agent to distribute from the escrow account (a) to Brand Purchaser a cash amount equal to the deficit (such deficit not to exceed the amount in escrow), and (b) to Gaiam any portion of the escrowed amount remaining thereafter.

Under the FFL Purchase Agreement, at the closing FFL Purchaser paid net cash consideration to Gaiam equal to approximately $18.04 million, which represents the $21,300,000 purchase price, minus the Brand Companies’ working capital target amount, and plus the estimated working capital amount. After the closing, the parties will calculate the final net cash consideration, based on the actual closing amounts of the Brand Companies’ working capital. If the final net cash consideration is greater than the estimated net cash consideration paid at the closing, FFL Purchaser shall pay a cash amount equal to the excess to Gaiam within three business days of such determination. If the final net cash consideration is less than the estimated net cash consideration paid at the closing, Gaiam and Brand Purchaser shall deliver a joint instruction to the escrow agent to distribute from the escrow account established under the Brand Purchase Agreement to FFL Purchaser a cash amount equal to the deficit (such deficit not to exceed the amount in escrow) to the extent the funds in the escrow account established under the Brand Purchase Agreement are not payable to Brand Purchaser under the terms of the Brand Purchase Agreement.

The material terms of the Brand Purchase Agreement and the FFL Purchase Agreement are described in Gaiam’s Current Report on Form 8-K filed May 10, 2016, and such disclosure is incorporated herein by reference.

The forgoing summary is qualified by reference to the full text of the Brand Purchase Agreement and the FFL Purchase Agreement which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Resignations

On July 1, 2016, in connection with the closing of the Brand Business Sale, the following officers resigned from Gaiam effective immediately after the closing of the Brand Business Sale: Lynn Powers, Gaiam’s Chief Executive Officer, Stephen Thomas, Gaiam’s Chief Financial Officer and Vice President, and John Jackson, Gaiam’s Vice President of Corporate Development and Secretary.

Officer Appointments

Effective July 1, 2016, Gaiam’s board of directors appointed Jirka Rysavy, Gaiam’s Chairman, as Gaiam’s Chief Executive Officer. Information about Mr. Rysavy’s age and business experience have been previously reported, most recently in Gaiam’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 22, 2016.

Also on July 1, 2016, Gaiam’s board of directors appointed Brad Warkins, age 48, as Gaiam’s President and Chief Operating Officer. Mr. Warkins has served as the Chief Operating Officer of Gaiam’s wholly-owned subsidiary Gaia, Inc. (“Gaia”) since December 2013 and was promoted to serve as Gaia’s President in February 2015. Mr. Warkins previously held the position of Vice President of Gaiam from 2007 to November 2013, responsible for Gaiam’s subscription business. From 1999 until 2007 Mr. Warkins served as President of Conscious Media, Inc., a company majority owned by Gaiam, and purchased by Gaiam in 2007.

Also on July 1, 2016, Gaiam’s board of directors appointed Paul Tarell, Jr., age 34, as Gaiam’s Chief Financial Officer. Mr. Tarell has served as Gaia’s Chief Financial Officer since May 2014. He previously served as Gaia’s Vice President of Finance since September 2013. From January 2012 until August 2013, Mr. Tarell was Vice President of Finance and Operations of SET Media, Inc. (acquired by Conversant, Inc.), an online video technology company. From October 2010 until March 2012, Mr. Tarell was Senior Director of Finance at Velti, Inc., a mobile advertising technology company. From 2005 until September 2010, Mr. Tarell was a licensed CPA in California, working in public practice at Armanino LLP.

On July 1, 2016, in connection with the appointments described above, Gaiam entered into separate indemnification agreements with Mr. Warkins and Mr. Tarell, which are substantively identical to the indemnification agreements Gaiam previously entered into with certain current and former officers and directors, pursuant to which Gaiam has agreed to indemnify such officers against, among other things, claims or liabilities incurred in their positions as officers of Gaiam.

Restricted Stock Unit Grants

Upon the closing of the Brand Business Sale, restricted stock units previously granted by Gaiam’s wholly-owned subsidiary Gaia (the “Sub RSUs”) to employees involved in the global digital video streaming service (the “Subscription Business”) under the Gaia, Inc. Long-Term Deferred Equity Compensation Plan, were exchanged for restricted stock units under Gaiam’s 2009 Long-Term Equity Incentive Plan (the “Gaiam RSUs”). The Sub RSUs were originally granted on February 26, 2015 in anticipation of the previously announced proposed separation of Gaiam’s Subscription Business from its Brand Business (the “Proposed Spin-Off”) and were scheduled to vest on March 16, 2020, subject to certain conditions, including the consummation of the Proposed Spin-Off. On February 22, 2016, Gaiam’s compensation committee approved the exchange of the Sub RSUs for Gaiam RSUs, and also granted Gaiam RSUs to Mr. Rysavy contingent on the closing of the Brand Business Sale. Therefore, upon the close of the Brand Business Sale on July 1, 2016, each of Mr. Rysavy, Mr. Warkins and Mr. Tarell, received grants of Gaiam RSUs in the following amounts:

Name	Gaiam RSU Award
Jirka Rysavy	87,096
Brad Warkins	67,204
Paul C. Tarell Jr.	46,370

The Gaiam RSUs are evidenced by individual restricted stock unit award agreements (each, a “Gaiam RSU Agreement”). Pursuant to the terms of the Gaiam RSU Agreement, a holder is entitled to receive one share of Gaiam’s Class A common stock upon vesting of each Gaiam RSU. The Gaiam RSUs will vest on March 16, 2020, provided that the holder is still an employee or director of Gaiam on such date. The Gaiam RSUs will be automatically forfeited and of no further force and effect if the holder’s employment terminates for any reason before such date, including, but not limited to, involuntary termination. The holder of a Gaiam RSU has no dividend, voting or any other rights as a shareholder with respect to any Gaiam RSUs. However, if Gaiam declares a dividend on its Class A common stock, the holder of a Gaiam RSU shall be credited with an additional number of Gaiam RSUs equal to (a) the number of Gaiam RSUs held on such record date, multiplied by (b) the amount paid as a dividend on each share of Gaiam’s Class A common stock, divided by the fair market value of a share of Gaiam’s Class A common stock on the record date. Payment with respect to vested Gaiam RSUs shall be made in shares of Gaiam’s Class A common stock within 60 days following the date on which such Gaiam RSUs vested. By entering into the Gaiam RSU Agreements, each of the holders agreed to certain non-disparagement, confidentiality, noncompetition and non-solicitation covenants.

The forgoing summary is qualified by reference to the full text of the Gaiam RSU Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 8.01. Other Events.

Gaiam’s previously announced tender offer to purchase for cash up to an aggregate of 12.0 million (i) shares of its Class A common stock, at a purchase price of $7.75 per share in cash, or (ii) options to purchase shares of its Class A common stock at a purchase price of $7.75 per option, less any applicable option exercise price, in cash, expired as of 5:00 p.m., New York City time, under the terms of the Offer to Purchase, dated May 20, 2016, and the related Letter of Transmittal and Election to Tender Options, filed with the Securities and Exchange Commission on May 20, 2016, and which, as amended and supplemented from time to time, together constitute the Offer.

Gaiam is today filing a Final Amendment to Schedule TO reporting the final results of the Offer. In accordance with the terms and conditions of the Offer, and based on the final count by Computershare Trust Company, the Depositary for the Offer, Gaiam accepted for purchase 9,636,848 Shares and 842,114 Options validly tendered and not withdrawn prior to the expiration of the Offer, for which Gaiam will pay $74,685,572 for the Shares and $1,368,472 for the Options under the terms and subject to the conditions of the Offer.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Gaiam’s Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2016 and the year ended December 31, 2015 and Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2016, reflecting the Brand Business Sale, are attached as Exhibit 99.2 and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

2.1*	Membership Interest Purchase Agreement, dated as of May 10, 2016, by and among Gaiam, Stretch & Bend Holdings, LLC and Sequential Brands Group, Inc.

2.2*	Asset Purchase Agreement, dated as of May 10, 2016, by and between Gaiam and Fit For Life LLC

10.1	Form of Gaiam, Inc. Restricted Stock Unit Awards Agreement

99.1	Press release issued by Gaiam, Inc. on July 5, 2016

99.2	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2016 and the year ended December 31, 2015 and Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2016, reflecting the Brand Business Sale

* This exhibit excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant undertakes to furnish supplementally to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIAM, INC.

By:	/s/ Paul C. Tarell, Jr.
Paul C. Tarell, Jr.
Chief Financial Officer

Date: July 8, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Membership Interest Purchase Agreement, dated as of May 10, 2016, by and among Gaiam, Stretch & Bend Holdings, LLC and Sequential Brands Group, Inc.

2.2*	Asset Purchase Agreement, dated as of May 10, 2016, by and between Gaiam and Fit For Life LLC

10.1	Form of Gaiam, Inc. Restricted Stock Unit Awards Agreement

99.1	Press release issued by Gaiam, Inc. on July 5, 2016

99.2	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2016 and the year ended December 31, 2015 and Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2016, reflecting the Brand Business Sale

* This exhibit excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant undertakes to furnish supplementally to the Securities and Exchange Commission upon request by the Securities and Exchange Commission.